ARTICLES OF AMENDMENT OF THE

TODD ROKITA

ARTICLES OF INCORPORATION

SECRETARY OF STATE

CORPORATIONS DIVISION

State Form 38333 (R10 /1-03)

302 W. Washington St., Rm. E018

Indianapolis, IN 46204

Approved by State Board of Accounts, 1995

Telephone: (317) 232-6576

INSTRUCTIONS:  Use 8 1/2" x 11" white paper for attachments.

Indiana Code 23-1-38-1 et seq.

Present original and one copy to address in upper right hand corner of this form.

Please TYPE or PRINT.

Filing Fee: $30.00

Please visit our office on the web at www.sos.in.gov.

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

Name of Corporation

Date of incorporation

American General Finance Corporation

12/22/1927

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act)

Indiana Business Corporation Law

Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) __1________________________________________________________________________________________ of the Articles

of Incorporation is now as follows:

(NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is ____________________,"

below.)

The name of the Corporation is Springleaf Finance Corporation (effective March 7, 2011).

ARTICLE II

Date of each amendment's adoption:

2/11/11

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.

Number of shares represented at the meeting.

Shares voted in favor.

Shares voted against.

B. Unanimous written consent executed on __February_________11____________ , 20 _11____ and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this _11th___________ day of _February_______________________________ , 20 _11__ .

Signature of current officer or chairman of the board

Printed name of officer or chairman of the board

Jack R. Erkilla

Signator's title

Senior Vice President